UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(364) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

On May 12, 2021, we issued a press release announcing our agreement to sell $325 million aggregate principal amount of our 5.25% Senior Notes due 2029 in a private offering that will not be registered under the Securities Act of 1933, as amended. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibit 99.1. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated May 12, 2021, relating to the pricing of the senior notes.
104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: May 12, 2021	By:	/s/Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer